UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2009

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A amends the reports on Form 8-K filed September 25, 2009 and November 3, 2009 by the Federal Home Loan Bank of Atlanta (the "Bank") to announce the election to the Bank's board of directors of Thomas H. Webber, III, W. Russell Carothers II, J. Thomas Johnson, Robert L. Strickland and William C. Handorf. As of those dates, the Bank had not yet determined on which committees of the board these directors would serve in 2010.

On January 5, 2010, the Bank finalized the 2010 board committee assignments as follows:

Board Member	Committee Assignments
Thomas H. Webber, III	Enterprise Risk and Operations (Vice Chair) Finance
W. Russell Carothers, II	Audit (Vice Chair) Governance and Compensation
J. Thomas Johnson	Executive (Vice Chair) Ex officio member of all other committees
Robert L. Strickland	Credit Executive Housing and Community Investment (Chair)
William C. Handorf	Audit (Chair) Executive Finance (Vice Chair)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: January 7, 2010	By: /s/Jill Spencer
Jill Spencer
Executive Vice President,
General Counsel,
Chief Strategy Officer and Corporate Secretary